[On PlayNet Technologies, Inc. Letterhead]

                               FIRST AMENDMENT TO
                               ------------------
                                 PROMISSORY NOTE
                                 ---------------

$500,000                                                      New York, New York
                                                              December 5, 1996

PlayNet Technologies, Inc. (formerly Aristo International Corporation) (the "Maker") entered into a Promissory Note, dated July 31, 1996, which superseded and replaced entirely and earlier Promissory Note dated April 30, 1996, a copy of which is attached hereto (the "Promissory Note"), evidencing its promise to pay to ZELLER EBLAGON LEASING LTD. (the "Holder"), in lawful money of the United States of America, the principal sum of Five Hundred Thousand and no/100 Dollars.

The Holder has agreed, and, by the execution and delivery of this First Amendment to Promissory Note, does hereby evidence its agreement to extend the maturity of the Promissory Note from December 31, 1996 to March 31, 1997 (the "Maturity Date").

The Holder and the Maker hereby ratify and confirm all other terms and conditions of the Promissory Note, all of which are incorporated herein by this reference.

IN WITNESS WHEREOF, the Holder and Maker have caused this First Amendment to be executed by its duly authorized representatives as of the day and year first above written.


ZELLER EBLAGON LEASING LTD.                 PLAYNET TECHNOLOGIES, INC.



By: ________________________                By: _________________________
                                                 Shmuel Cohen
                                                 President &
                                                 Chief Executive Officer